CONTACT: Mark Kochvar Chief Financial Officer 724.465.4826 800 Philadelphia St. Indiana, PA mark.kochvar@stbank.com www.stbancorp.com
FOR IMMEDIATE RELEASE
S&T Bancorp, Inc. Announces Fourth Quarter and Full Year 2021 Results
Indiana, Pa. - January 27, 2022 - S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank, with operations in five markets including Western Pennsylvania, Eastern Pennsylvania, Northeast Ohio, Central Ohio, and Upstate New York, announced its fourth quarter and full year 2021 earnings. Net income was $22.5 million, or $0.57 per diluted share, for the fourth quarter compared to net income of $27.6 million, or $0.70 per diluted share, for the third quarter of 2021, and $24.2 million, or $0.62 per diluted share, for the fourth quarter of 2020.

Net income was $110.3 million, or $2.81 per diluted share, for the year ended December 31, 2021 compared to net income of $21.0 million, or $0.53 per diluted share, for 2020. Net income for 2020 was impacted by a customer fraud that reduced net income by $46.3 million, or $1.19 per diluted share.

Fourth Quarter of 2021 Highlights:
•Return on average assets (ROA) was 0.94%, return on average equity (ROE) was 7.39% and return on average tangible equity (ROTE) (non-GAAP) was 10.95%.
•Pre-tax pre-provision to average assets (PTPP) (non-GAAP) was 1.44%.
•Net interest income, excluding Paycheck Protection Program (PPP), increased by $0.8 million compared to the third quarter of 2021.
•Net interest margin (FTE) (non-GAAP) was relatively unchanged at 3.12% compared to 3.14% for the third quarter of
2021.
•Total portfolio loans, excluding PPP, increased $122.6 million, or 7.2% annualized, compared to September 30, 2021.
•Broad-based loan growth across nearly all loan categories. Commercial loans, excluding PPP, increased $75.3 million, or 5.7% annualized and consumer loans increased $47.3 million, or 12.1% annualized, compared to September 30, 2021.
•Total deposit growth of $51.4 million with an improved deposit mix and strong noninterest-bearing demand growth compared to September 30, 2021.
•The allowance for credit losses to total portfolio loans was 1.41% at December 31, 2021 compared to 1.55% at September 30, 2021.
•S&T's Board of Directors declared a $0.29 per share dividend compared to $0.28 per share in the same period last year.

Full Year 2021 Highlights:
•Record net income of $110.3 million.
•ROA was 1.18%, ROE was 9.30% and ROTE (non-GAAP) was 13.85%.
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S&T Earnings Release - 2

•PTPP (non-GAAP) was 1.62%.
•Total portfolio loans, excluding PPP, increased $150.8 million, or 2.2% compared to December 31, 2020.
•Total deposit growth of $576.0 million, or 7.8%, with an improved deposit mix and strong noninterest-bearing demand growth compared to December 31, 2020.
•Strong core customer fee growth, including service charges, card income and wealth management, of $7.2 million, or 18.7% compared to 2020.
•Full year 2021 dividends declared increased to $1.13 compared to $1.12 in 2020.

“2021 was a year of transition and significant change for S&T." said Chris McComish, chief executive officer of S&T. "I am extremely proud of our entire team, as exemplified by their resilience, teamwork and commitment to the customers and communities that we serve. The S&T team is focused and engaged around our priorities to deliver results and achieve our growth goals. Our fourth quarter was highlighted by broad based loan growth and solid deposit growth giving us great momentum as we enter 2022."

Fourth Quarter of 2021 Results (three months ended December 31, 2021)
Net Interest Income
Net interest income decreased $0.3 million to $68.4 million compared to $68.7 million in the third quarter of 2021. Net interest income, excluding PPP, increased by $0.8 million compared to the prior quarter. Net interest income related to PPP loans decreased $1.1 million to $3.1 million compared to $4.2 million in the prior quarter. Average PPP loans decreased by $92.7 million compared to the third quarter of 2021. Average loans, excluding PPP, increased $128.8 million compared to the prior quarter. Net interest margin on a fully taxable equivalent basis (FTE) (non-GAAP) decreased 2 basis points to 3.12% compared to 3.14% in the prior quarter. The decline in NIM (FTE) (non-GAAP) was primarily due to lower loan and security yields.

Asset Quality
Total nonperforming loans decreased by 40.4% or $45.0 million to $66.3 million, or 0.95% of total loans, at December 31, 2021 compared to $111.3 million, or 1.60% of total loans at September 30, 2021. The decrease in nonperforming loans primarily related to the return to performing status of $22.1 million of hotel loans and due to loan charge-offs. The provision for credit losses increased $3.7 million to $7.1 million for the fourth quarter of 2021 compared to $3.4 million in the third quarter of 2021. Net loan charge-offs were $17.7 million for the fourth quarter of 2021 compared to $3.6 million in the third quarter of 2021. Higher net charge-offs related to two commercial and industrial (C&I) relationships. A $10.3 million charge-off was taken on a relationship that moved to nonperforming during the third quarter of 2021 and had a specific reserve of $9.3 million at September 30, 2021. Additionally, a $5.6 million charge-off was taken related to a nonperforming relationship. The allowance for credit losses was 1.41% of total portfolio loans at December 31, 2021 compared to 1.55% at September 30, 2021.

Noninterest Income and Expense
Noninterest income increased $0.3 million to $16.1 million in the fourth quarter of 2021 compared to $15.8 million in the third quarter of 2021. The increase in noninterest income primarily related to higher commercial loan swap income of $0.4 million and other income of $0.7 million which was related to market value adjustments. Offsetting this increase was a decline in
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S&T Earnings Release - 3

mortgage banking income of $0.6 million due to lower refinance activity compared to the third quarter of 2021. Noninterest expense increased $3.0 million to $50.2 million in the fourth quarter of 2021 compared to $47.2 million in the third quarter of 2021. Salaries and employee benefits increased $1.9 million compared to the prior quarter primarily due to higher incentives. Data processing increased $0.7 million due to increased activity and new products and services and marketing increased $0.5 million due to the timing of marketing initiatives.

Financial Condition
Total assets increased $52.5 million to $9.5 billion at December 31, 2021 compared to $9.4 billion at September 30, 2021. Portfolio loans, excluding PPP, increased $122.6 million, or 7.2% annualized, compared to September 30, 2021. Loan growth was in all categories except commercial construction. Commercial loans, excluding PPP, increased $75.3 million, or 5.7% annualized, which primarily consisted of C&I growth, excluding PPP, of $122.9 million, or 32.1% annualized. Consumer loans increased $47.3 million, or 12.1% annualized, which primarily consisted of home equity growth of $15.8 million, or 11.5% annualized, and residential mortgage growth of $12.0 million, or 5.4% annualized. PPP loans were $88.3 million at December 31, 2021 with $92.7 million of forgiveness during the fourth quarter of 2021. Securities increased $40.7 million compared to September 30, 2021 due to cash being redeployed to higher yielding assets. Total deposits increased $51.4 million mainly due to increases in noninterest-bearing demand of $96.3 million, savings of $35.3 million and money market of $25.3 million offset by a decrease in certificates of deposit of $113.2 million compared to September 30, 2021. S&T continues to maintain a strong capital position with all capital ratios above the well-capitalized thresholds of federal bank regulatory agencies.

Full Year 2021 Results (twelve months ended December 31, 2021)
Full year net income was a record $110.3 million, or $2.81 per diluted share, for the year ended December 31, 2021 compared to net income of $21.0 million, or $0.53 per diluted share, for 2020. Net income for 2020 was impacted by a customer fraud that reduced net income by $46.3 million, or $1.19 per diluted share.

Net interest income decreased $3.3 million compared to 2020 primarily due to the impact of a full year in a low interest rate environment. Net interest income was further impacted by the effects of the pandemic on loan growth throughout 2021 which resulted in a decrease in average loan balances of $325.8 million. Net interest margin (FTE) (non-GAAP) decreased 16 basis points to 3.22% compared to 3.38% for 2020.

Noninterest income increased $4.9 million compared to the prior year. Wealth management income increased $2.9 million due to customer growth and improved market conditions. Debit and credit card fees increased $2.9 million and service charges on deposit accounts increased $1.4 million due to increased customer activity. These were offset by lower commercial loan swap income of $3.6 million and mortgage banking income of $1.2 million. Noninterest expense increased $2.2 million compared to 2020. Salaries and employee benefits increased $10.1 million primarily due to higher payroll incentives. Data processing and information technology increased $1.2 million due to new products and services in 2021. These higher expenses were offset by decreases in marketing of $1.4 million and merger related expenses of $2.3 million. The efficiency ratio (non-GAAP) for 2021 was 55.05% compared to 53.86% for 2020.

The provision for credit losses decreased $115.2 million to $16.2 million for 2021 compared to $131.4 million for 2020. Excluding the customer fraud loss of $58.7 million, the provision was $72.7 million for 2020.The provision for credit losses
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decreased significantly in 2021 due to lower net charge-offs and an improved outlook for the economy and our loan portfolio. Net loan charge-offs were $34.5 million for 2021 compared to $103.4 million for 2020. Excluding the customer fraud, net charge-offs were $44.7 million for 2020. Total nonperforming loans decreased $80.5 million to $66.3 million, or 0.95% of total loans, at December 31, 2021 compared to $146.8 million, or 2.03% of total loans at December 31, 2020. The allowance for credit losses was 1.41% of total portfolio loans as of December 31, 2021 compared to 1.63% at December 31, 2020.

Dividend
S&T's Board of Directors approved a quarterly cash dividend of $0.29 per share on January 24, 2022. This dividend compares to $0.28 per share dividend declared in the same period in the prior year. The dividend is payable February 24, 2022 to shareholders of record on February 10, 2022. Dividends declared in 2021 increased $0.01 to $1.13 compared to $1.12 for 2020.

Non-GAAP Financial Measures
This release presents certain non-GAAP financial measures. For a reconciliation to the most directly comparable GAAP measures, see "Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures" in the accompanying tables.

Conference Call
S&T will host its fourth quarter 2021 earnings conference call live over the Internet at 1:00 p.m. ET on Thursday, January 27, 2022. To access the webcast, go to S&T’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select "4th Quarter 2021 Earnings Conference Call” and follow the instructions. After the live presentation, the webcast will be archived on this website for at least 90 days. A replay of the call will also be available until February 3, 2022, by dialing 1.877.481.4010; the Conference ID is 44007.

About S&T Bancorp, Inc.
S&T Bancorp, Inc. is a $9.5 billion bank holding company that is headquartered in Indiana, Pennsylvania and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank was established in 1902 and operates in five markets including Western Pennsylvania, Eastern Pennsylvania, Northeast Ohio, Central Ohio, and Upstate New York. For more information visit stbancorp.com or stbank.com. Follow us on Facebook, Instagram, and LinkedIn.
This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result”, “expect”, “anticipate”, “estimate”, “forecast”, “project”, “intend”, “ believe”, “assume”, “strategy”, “trend”, “plan”, “outlook”, “outcome”, “continue”, “remain”, “potential”, “opportunity”, “comfortable”, “current”, “position”, “maintain”, “sustain”, “seek”, “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan
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products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses; cyber-security concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational risks; sensitivity to the interest rate environment including a prolonged period of low interest rates, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; the transition from LIBOR as a reference rate; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; changes in accounting policies, practices, or guidance; legislation affecting the financial services industry as a whole, and S&T, in particular; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions, cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and employees; our ability to successfully manage our CEO transition; general economic or business conditions, including the strength of regional economic conditions in our market area; the duration and severity of the coronavirus (“COVID-19”) pandemic, both in our principal area of operations and nationally, including the ultimate impact of the pandemic on the economy generally and on our operations; our participation in the Paycheck Protection Program; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses.

Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2020, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 6

	2021	2021	2020
	Fourth Quarter	Third Quarter	Fourth Quarter
(dollars in thousands, except per share data)
INTEREST AND DIVIDEND INCOME
Loans, including fees	$66,373	$66,914	$71,148
Investment securities:
Taxable	4,173	4,176	3,371
Tax-exempt	495	595	851
Dividends	94	84	178
Total Interest and Dividend Income	71,135	71,769	75,548

INTEREST EXPENSE
Deposits	2,186	2,439	4,795
Borrowings and junior subordinated debt securities	511	619	824
Total Interest Expense	2,697	3,058	5,619

NET INTEREST INCOME	68,438	68,711	69,929
Provision for credit losses	7,128	3,388	7,130
Net Interest Income After Provision for Credit Losses	61,310	65,323	62,799

NONINTEREST INCOME
Gain (loss) on sale of securities	—	—	—
Debit and credit card fees	4,467	4,579	3,830
Service charges on deposit accounts	4,001	3,923	3,492
Wealth management	3,314	3,464	2,486
Mortgage banking	1,528	2,162	3,100
Commercial loan swap income	569	184	812
Other	2,225	1,534	1,889
Total Noninterest Income	16,104	15,846	15,609

NONINTEREST EXPENSE
Salaries and employee benefits	27,144	25,228	22,789
Data processing and information technology	4,668	4,001	3,835
Net occupancy	3,624	3,660	4,068
Furniture, equipment and software	2,897	2,745	2,904
Professional services and legal	1,650	1,550	1,503
Other taxes	1,545	1,830	1,806
Marketing	1,346	890	2,113
FDIC insurance	1,044	1,210	1,372
Other	6,271	6,127	8,138
Total Noninterest Expense	50,189	47,241	48,528

Income Before Taxes	27,225	33,928	29,880
Income Tax Expense	4,748	6,330	5,703

Net Income	$22,477	$27,598	$24,177

Per Share Data:
Shares outstanding at end of period	39,351,194	39,367,847	39,298,007
Average diluted shares outstanding	39,082,285	39,062,080	39,021,008
Diluted earnings per share	$0.57	$0.70	$0.62
Dividends declared per share	$0.29	$0.28	$0.28
Dividend yield (annualized)	3.68%	3.80%	4.51%
Dividends paid to net income	50.64%	39.83%	45.40%
Book value	$30.66	$30.52	$29.38
Tangible book value (1)	$21.03	$20.89	$19.71
Market value	$31.52	$29.47	$24.84

Profitability Ratios (annualized)
Return on average assets	0.94%	1.15%	1.05%
Return on average shareholders' equity	7.39%	9.13%	8.35%
Return on average tangible shareholders' equity (2)	10.95%	13.53%	12.71%
Pre-tax pre-provision income/ average assets (3)	1.44%	1.56%	1.61%
Efficiency ratio (FTE) (4)	59.01%	55.50%	56.26%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 7

	For the Twelve Months Ended December 31,
(dollars in thousands, except per share data)	2021	2020
INTEREST AND DIVIDEND INCOME
Loans, including fees	$270,460	$300,960
Investment securities:
Taxable	15,706	14,918
Tax-exempt	2,593	3,497
Dividends	503	1,089
Total Interest and Dividend Income	289,262	320,464

INTEREST EXPENSE
Deposits	10,757	35,986
Borrowings and junior subordinated debt securities	2,393	5,090
Total Interest Expense	13,150	41,076

NET INTEREST INCOME	276,112	279,388
Provision for credit losses	16,215	131,424
Net Interest Income After Provision for Credit Losses	259,897	147,964

NONINTEREST INCOME
Net gain on sale of securities	29	142
Debit and credit card	17,952	15,093
Service charges on deposit accounts	15,040	13,597
Wealth management	12,889	9,957
Mortgage banking	9,734	10,923
Commercial loan swap income	1,146	4,740
Other	7,820	5,267
Total Noninterest Income	64,610	59,719

NONINTEREST EXPENSE
Salaries and employee benefits	100,214	90,115
Data processing and information technology	16,681	15,499
Net occupancy	14,544	14,529
Furniture, equipment and software	10,684	11,050
Other taxes	6,644	6,622
Professional services and legal	6,368	6,394
Marketing	4,553	5,996
FDIC insurance	4,224	5,089
Merger related expenses	—	2,342
Other	24,927	29,008
Total Noninterest Expense	188,839	186,644

Income Before Taxes	135,668	21,039
Income taxes (benefit) expense	25,325	(1)

Net Income	$110,343	$21,040

Per Share Data:
Average diluted shares outstanding	39,052,961	39,073,219
Diluted earnings per share	$2.81	$0.53
Dividends declared per share	$1.13	$1.12
Dividends paid to net income	40.18%	200.89%

Profitability Ratios
Return on average assets	1.18%	0.23%
Return on average shareholders' equity	9.30%	1.80%
Return on average tangible shareholders' equity (5)	13.85%	2.92%
Pre-tax pre-provision income/average assets (6)	1.62%	1.67%
Efficiency ratio (FTE) (7)	55.05%	53.86%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 8

	2021	2021	2020
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$922,215	$934,377	$229,666
Securities, at fair value	910,793	870,121	773,693
Loans held for sale	1,522	4,303	18,528
Commercial loans:
Commercial real estate	3,236,653	3,225,863	3,244,974
Commercial and industrial	1,728,969	1,698,784	1,954,453
Commercial construction	440,962	499,317	474,280
Total Commercial Loans	5,406,584	5,423,964	5,673,707
Consumer loans:
Residential mortgage	899,956	887,937	918,398
Home equity	564,219	548,396	535,165
Installment and other consumer	107,928	97,606	80,915
Consumer construction	21,303	12,184	17,675
Total Consumer Loans	1,593,406	1,546,123	1,552,153
Total Portfolio Loans	6,999,990	6,970,087	7,225,860
Allowance for credit losses	(98,576)	(108,348)	(117,612)
Total Portfolio Loans, Net	6,901,414	6,861,739	7,108,248
Federal Home Loan Bank and other restricted stock, at cost	9,519	9,893	13,030
Goodwill	373,424	373,424	373,424
Other assets	369,642	382,197	451,308
Total Assets	$9,488,529	$9,436,054	$8,967,897

LIABILITIES
Deposits:
Noninterest-bearing demand	$2,748,586	$2,652,314	$2,261,994
Interest-bearing demand	979,133	971,321	864,510
Money market	2,070,579	2,045,320	1,937,063
Savings	1,110,155	1,074,896	969,508
Certificates of deposit	1,088,071	1,201,268	1,387,463
Total Deposits	7,996,524	7,945,119	7,420,538

Borrowings:
Securities sold under repurchase agreements	84,491	72,586	65,163
Short-term borrowings	—	—	75,000
Long-term borrowings	22,430	22,693	23,681
Junior subordinated debt securities	54,393	64,128	64,083
Total Borrowings	161,314	159,407	227,927
Other liabilities	124,237	129,847	164,721
Total Liabilities	8,282,075	8,234,373	7,813,186

SHAREHOLDERS' EQUITY
Total Shareholders' Equity	1,206,454	1,201,681	1,154,711
Total Liabilities and Shareholders' Equity	$9,488,529	$9,436,054	$8,967,897

Capitalization Ratios
Shareholders' equity / assets	12.71%	12.73%	12.88%
Tangible common equity / tangible assets (9)	9.08%	9.08%	9.02%
Tier 1 leverage ratio	9.74%	9.65%	9.43%
Common equity tier 1 capital	12.03%	12.07%	11.33%
Risk-based capital - tier 1	12.43%	12.48%	11.74%
Risk-based capital - total	13.79%	14.06%	13.44%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 9

	2021		2021		2020
	Fourth		Third		Fourth
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$877,738	0.16%	$914,370	0.16%	$242,778	0.11%
Securities, at fair value	883,066	2.02%	836,019	2.19%	726,535	2.43%
Loans held for sale	2,057	3.03%	3,656	3.35%	4,206	2.98%
Commercial Loans:
Commercial real estate	3,252,946	3.59%	3,239,867	3.68%	3,269,109	3.77%
Commercial and industrial	1,729,014	4.21%	1,744,684	4.17%	2,012,774	3.95%
Commercial construction	446,219	3.19%	490,940	3.20%	481,136	3.42%
Total Commercial Loans	5,428,179	3.76%	5,475,491	3.80%	5,763,019	3.81%
Consumer Loans:
Residential mortgage	889,758	4.03%	875,684	4.00%	936,735	4.29%
Home equity	558,158	3.37%	547,984	3.34%	537,201	3.66%
Installment and other consumer	103,450	5.63%	92,615	5.85%	80,849	6.43%
Consumer construction	16,203	3.50%	13,626	3.66%	16,154	4.21%
Total Consumer Loans	1,567,569	3.90%	1,529,909	3.87%	1,570,939	4.18%
Total Portfolio Loans	6,995,748	3.79%	7,005,400	3.81%	7,333,958	3.89%
Total Loans	6,997,805	3.79%	7,009,056	3.81%	7,338,164	3.89%
Federal Home Loan Bank and other restricted stock	9,720	3.06%	9,981	2.62%	14,545	3.97%
Total Interest-earning Assets	8,768,329	3.25%	8,769,425	3.28%	8,322,022	3.65%
Noninterest-earning assets	722,029		724,759		802,037
Total Assets	$9,490,357		$9,494,184		$9,124,059

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Interest-bearing demand	$967,826	0.07%	$962,139	0.08%	$904,190	0.11%
Money market	2,063,447	0.17%	2,062,958	0.18%	2,015,248	0.20%
Savings	1,090,211	0.03%	1,059,904	0.03%	956,438	0.07%
Certificates of deposit	1,147,664	0.36%	1,240,345	0.41%	1,423,727	0.93%
Total Interest-bearing Deposits	5,269,148	0.16%	5,325,346	0.18%	5,299,603	0.36%
Borrowings:
Securities sold under repurchase agreements	76,171	0.10%	71,054	0.10%	50,607	0.25%
Short-term borrowings	—	—%	—	—%	75,728	0.22%
Long-term borrowings	22,566	1.96%	22,841	1.99%	40,986	2.43%
Junior subordinated debt securities	54,383	2.77%	64,118	3.01%	64,073	3.11%
Total Borrowings	153,120	1.32%	158,012	1.56%	231,394	1.42%
Total Interest-bearing Liabilities	5,422,269	0.20%	5,483,358	0.22%	5,530,997	0.40%
Noninterest-bearing liabilities	2,861,873		2,812,185		2,441,129
Shareholders' Equity	1,206,216		1,198,641		1,151,933
Total Liabilities and Shareholders' Equity	$9,490,357		$9,494,184		$9,124,059

Net Interest Margin (10)		3.12%		3.14%		3.38%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 10

	For the Twelve Months Ended December 31,
(dollars in thousands)	2021		2020
Net Interest Margin (FTE) (YTD Averages)
ASSETS
Interest-bearing deposits with banks	$722,057	0.13%	$179,887	0.29%
Securities, at fair value	832,304	2.18%	764,311	2.49%
Loans held for sale	4,094	3.03%	5,105	3.13%
Commercial Loans:
Commercial real estate	3,249,559	3.68%	3,347,234	4.19%
Commercial and industrial	1,829,563	4.15%	2,018,318	3.85%
Commercial construction	471,286	3.28%	442,088	3.78%
Total Commercial Loans	5,550,407	3.80%	5,807,640	4.04%
Consumer Loans:
Residential mortgage	881,494	4.11%	964,740	4.25%
Home equity	543,777	3.46%	539,461	3.98%
Installment and other consumer	90,129	5.94%	80,032	6.56%
Consumer construction	14,748	4.53%	13,484	4.40%
Total Consumer Loans	1,530,148	3.99%	1,597,717	4.28%
Total Portfolio Loans	7,080,555	3.84%	7,405,357	4.09%
Total Loans	7,084,649	3.84%	7,410,462	4.09%
Federal Home Loan Bank and other restricted stock	10,363	3.83%	18,234	5.10%
Total Interest-earning Assets	8,649,372	3.37%	8,372,894	3.87%
Noninterest-earning assets	726,478		779,853
Total Assets	$9,375,850		$9,152,747

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Interest-bearing demand	$956,211	0.08%	$961,823	0.28%
Money market	2,033,631	0.18%	2,040,116	0.57%
Savings	1,047,855	0.03%	899,717	0.11%
Certificates of deposit	1,255,370	0.47%	1,517,643	1.36%
Total Interest-bearing Deposits	5,293,066	0.20%	5,419,299	0.66%
Borrowings:
Securities sold under repurchase agreements	69,964	0.11%	57,673	0.29%
Short-term borrowings	6,301	0.19%	155,753	0.92%
Long-term borrowings	22,995	1.99%	47,953	2.50%
Junior subordinated debt securities	61,653	2.99%	64,092	3.57%
Total Borrowings	160,913	1.49%	325,471	1.56%
Total Interest-bearing Liabilities	5,453,979	0.24%	5,744,770	0.72%
Noninterest-bearing liabilities	2,735,710		2,238,488
Total Shareholders' Equity	1,186,161		1,169,489
Total Liabilities and Shareholders' Equity	$9,375,850		$9,152,747

Net Interest Margin (8)		3.22%		3.38%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 11

	2021		2021		2020
	Fourth		Third		Fourth
(dollars in thousands)	Quarter		Quarter		Quarter
Nonperforming Loans (NPL)
Commercial loans:		% Loans		% Loans		% Loans
Commercial real estate	$32,892	1.02%	$56,400	1.71%	$105,014	3.24%
Commercial and industrial	19,810	1.15%	38,581	2.27%	23,337	1.19%
Commercial construction	2,471	0.56%	4,053	0.75%	384	0.08%
Total Nonperforming Commercial Loans	55,173	1.02%	99,034	1.83%	128,735	2.27%
Consumer loans:
Residential mortgage	8,227	0.91%	9,172	1.03%	13,008	1.42%
Home equity	2,733	0.48%	2,917	0.53%	4,935	0.92%
Installment and other consumer	158	0.15%	189	0.19%	96	0.12%
Total Nonperforming Consumer Loans	11,118	0.70%	12,278	0.79%	18,039	1.15%
Total Nonperforming Loans	$66,291	0.95%	$111,312	1.60%	$146,774	2.03%

(dollars in thousands)
Loan Charge-offs/(Recoveries)
Charge-offs	$18,048	$4,206	$12,951
Recoveries	(393)	(616)	(1,713)
Net Loan Charge-offs	$17,655	$3,590	$11,238

Net Loan Charge-offs (Recoveries)
Commercial Loans:
Commercial real estate	$1,352	$3,651	$10,185
Commercial and industrial	16,053	(277)	412
Commercial construction	(10)	54	293
Total Commercial Loan Charge-offs	17,395	3,428	10,890
Consumer loans:
Residential mortgage	104	2	68
Home equity	8	37	132
Installment and other consumer	148	123	148
Total Consumer Loan Charge-offs	260	162	348
Total Net Loan Charge-offs	$17,655	$3,590	$11,238

	For the Twelve Months Ended December 31,
(dollars in thousands)	2021	2020
Loan Charge-offs/(Recoveries)
Charge-offs	$37,524	$106,365
Recoveries	(2,994)	(2,986)
Net Loan Charge-offs	$34,530	$103,379

Net Loan Charge-offs (Recoveries)
Commercial Loans:
Customer fraud	$—	$58,671
Commercial real estate	12,296	27,164
Commercial and industrial	21,483	15,004
Commercial construction	42	271
Total Commercial Loan Charge-offs	33,821	101,110
Consumer loans:
Residential mortgage	121	435
Home equity	288	433
Installment and other consumer	300	1,401
Total Consumer Loan Charge-offs	709	2,269
Total Net Loan Charge-offs	$34,530	$103,379
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 12

	2021	2021	2020
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
Asset Quality Data
Nonperforming loans	$66,291	$111,312	$146,774
OREO	13,313	13,370	2,155
Nonperforming assets	79,604	124,682	148,929
Troubled debt restructurings (nonaccruing)	21,774	14,033	29,289
Troubled debt restructurings (accruing)	9,921	13,782	17,460
Total troubled debt restructurings	31,695	27,815	46,749
Nonperforming loans / total loans	0.95%	1.60%	2.03%
Allowance for credit losses / total portfolio loans	1.41%	1.55%	1.63%
Allowance for credit losses / nonperforming loans	149%	97%	80%
Net loan charge-offs	$17,655	$3,590	$11,238
Net loan charge-offs (annualized) / average loans	1.02%	0.21%	0.61%

		For the Twelve Months Ended December 31,
(dollars in thousands)		2021	2020
Asset Quality Data
Net loan charge-offs		$34,530	$103,379
Net loan charge-offs / average loans		0.49%	1.40%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 13

Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

		2021	2020
	Fourth	Third	Fourth
(dollars and shares in thousands)	Quarter	Quarter	Quarter

(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$1,206,453	$1,201,681	$1,154,711
Less: goodwill and other intangible assets, net of deferred tax liability	(378,871)	(379,218)	(380,278)
Tangible common equity (non-GAAP)	$827,582	$822,462	$774,434
Common shares outstanding	39,351	39,368	39,298
Tangible book value (non-GAAP)	$21.03	$20.89	$19.71

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$89,176	$109,492	$96,181
Plus: amortization of intangibles (annualized), net of tax	(366)	1,369	1,853
Net income before amortization of intangibles (annualized)	$90,552	$110,861	$98,034

Average total shareholders' equity	$1,206,216	$1,198,641	$1,151,933
Less: average goodwill and other intangible assets, net of deferred tax liability	(379,090)	(379,443)	(380,734)
Average tangible equity (non-GAAP)	$827,126	$819,197	$771,199
Return on average tangible shareholders' equity (non-GAAP)	10.95%	13.53%	12.71%

(3) PTPP / Average Assets (non-GAAP)
Income before taxes	$27,225	$33,928	$29,880
Plus: Provision for credit losses	7,128	3,388	7,130
Total	34,353	37,317	37,010
Total (annualized) (non-GAAP)	$136,292	$148,051	$147,235
Average assets	$9,490,357	$9,494,184	$9,124,059
PTPP / Average Assets (non-GAAP)	1.44%	1.56%	1.61%

(4) Efficiency Ratio (non-GAAP)
Noninterest expense	$50,189	$47,241	$48,528
Net interest income per consolidated statements of net income	$68,438	$68,711	$69,929
Plus: taxable equivalent adjustment	510	557	725
Net interest income (FTE) (non-GAAP)	68,948	69,268	70,654
Noninterest income	16,104	15,846	15,609
Less: net (gains) losses on sale of securities	—	—	—
Net interest income (FTE) (non-GAAP) plus noninterest income	$85,052	$85,114	$86,263
Efficiency ratio (non-GAAP)	59.01%	55.50%	56.26%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 14

	Twelve Months Ended December 31,
(dollars in thousands)	2021	2020

(5) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (loss) (annualized)	$110,343	$21,040
Plus: amortization of intangibles (annualized), net of tax	1,400	2,001
Net income before amortization of intangibles (annualized)	$111,743	$23,041

Average total shareholders' equity	$1,186,161	$1,169,489
Less: average goodwill and other intangible assets, net of deferred tax liability	(379,612)	(380,846)
Average tangible equity (non-GAAP)	$806,549	$788,643
Return on average tangible shareholders' equity (non-GAAP)	13.85%	2.92%

(6) PTPP / Average Assets (non-GAAP)
Income (loss) before taxes	$135,668	$21,039
Plus: Provision for credit losses	16,215	131,424
Total	151,884	152,463
Total (annualized) (non-GAAP)	$151,884	$152,463
Average assets	$9,375,850	$9,152,747
PTPP / Average Assets (non-GAAP)	1.62%	1.67%

(7) Efficiency Ratio (non-GAAP)
Noninterest expense	$188,839	$186,644
Less: merger related expenses	—	(2,342)
Noninterest expense excluding nonrecurring items	$188,839	$184,302

Net interest income per consolidated statements of net income	$276,112	$279,388
Plus: taxable equivalent adjustment	2,316	3,202
Net interest income (FTE) (non-GAAP)	278,428	282,590
Noninterest income	64,610	59,719
Less: net (gains) losses on sale of securities	(29)	(142)
Net interest income (FTE) (non-GAAP) plus noninterest income	$343,010	$342,167
Efficiency ratio (non-GAAP)	55.05%	53.86%

(8) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$289,262	$320,464
Less: interest expense	(13,150)	(41,076)
Net interest income per consolidated statements of net income	276,112	279,388
Plus: taxable equivalent adjustment	2,316	3,202
Net interest income (FTE) (non-GAAP)	$278,428	$282,590
Average interest-earning assets	8,649,372	$8,372,894
Net interest margin - (FTE) (non-GAAP)	3.22%	3.38%
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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 15

Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2021	2021	2020
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter

(9) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$1,206,453	$1,201,681	$1,154,711
Less: goodwill and other intangible assets, net of deferred tax liability	(378,871)	(379,218)	(380,278)
Tangible common equity (non-GAAP)	$827,582	$822,462	$774,434

Total assets	$9,488,529	$9,436,054	$8,967,897
Less: goodwill and other intangible assets, net of deferred tax liability	(378,871)	(379,218)	(380,278)
Tangible assets (non-GAAP)	$9,109,658	$9,056,836	$8,587,619
Tangible common equity to tangible assets (non-GAAP)	9.08%	9.08%	9.02%

(10) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income and dividend income	$71,135	$71,769	$75,548
Less: interest expense	(2,697)	(3,058)	(5,619)
Net interest income per consolidated statements of net income	68,437	68,711	69,929
Plus: taxable equivalent adjustment	510	557	725
Net interest income (FTE) (non-GAAP)	$68,947	$69,268	$70,654
Net interest income (FTE) (annualized)	$273,537	$274,812	$281,080
Average interest- earning assets	$8,768,329	$8,769,425	$8,322,022
Net interest margin (FTE) (non-GAAP)	3.12%	3.14%	3.38%

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